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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                          Name                        State of Incorporation
                          ----                        ----------------------

                 OfficeMax Corp.                                  OH
                 BizMart, Inc.                                    DE
                 BizMart (Texas), Inc.                            DE
                 OMX, Inc.                                        NV